Exhibit 23.2

                        Consent of Deloitte & Touche, LLP

         We consent to the incorporation by reference in this Registration Statement of Focus Enhancements, Inc. on Form S-8 of our report dated March 6, 2002, (which expresses an unqualified opinion and includes an explanatory paragraph regarding the uncertainty of the Company's ability to continue as a going concern) appearing in the Annual Report on Form 10-KSB of Focus Enhancements, Inc. for the year ended December 31, 2001.

DELOITTE & TOUCHE, LLP

San Jose, California
May 31, 2002